UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)        Election of Directors.
On December 14, 2012, the Board of Directors (the "Board") of Barnes Group Inc. (the "Company") elected Francis J. Kramer as an independent director of the Company, effective immediately, for a term ending on the date of the 2013 Annual Meeting of Stockholders.

There is no arrangement or understanding between Mr. Kramer and any other persons by which he was selected as a director. Additionally, there are no transactions involving Mr. Kramer requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Kramer will participate in the standard compensation and benefit programs received by the Company's non-management directors, which are described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2012.

The Board has not yet appointed Mr. Kramer to any Board committee.

Item 7.01.     Regulation FD Disclosure.

The Company issued a press release on December 14, 2012 announcing Mr. Kramer's election to the Board. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibit No.	Document Description

99.1	Press Release of the Company dated December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2012	BARNES GROUP INC.
(Registrant)

	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release of the Company dated December 14, 2012.

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